GOLDEN MATRIX GROUP, INC. & DIRECT CAPITAL
GROUP, INC. CANCELLATION AND RELEASE AGREEMENT

THIS CANCELLATION AND RELEASE AGREEMENT (“Agreement”), is entered into this 25th day of May 2016, by and between Golden Matrix Group, Inc. (formerly known as Source Gold Corp.), (“GMGI”, “Company”), and Direct Capital Group, Inc. (“Direct”).

WHEREAS, GMGI currently owes One Million Five Hundred Thirty Three Thousand Five Hundred Thirty Four Dollars ($1,533,534) to Direct pursuant to numerous Convertible Notes, as described in attached Table as Schedule One.  The Convertible Notes have conversion features and carry interest rates from 8% to 22% per year.

WHEREAS, on or around February 22, 2016, GMGI entered into an Asset Purchase Agreement and a subsequent change of management took place.

WHEREAS, the Company is in the early stages of restructuring, changing the direction of the business the Company is engaged in, and moving the Company forward in a positive manner.

WHEREAS, the Board of Directors of the Company feels it to be in the best interest of the Company and the Shareholders to reduce the outstanding debt of the Company incurred by the previous management.

WHEREAS, on May 25, 2016, Direct Capital agreed to cancel all of the Convertible Notes listed on Schedule One and to release any remaining obligation the Company may have to Direct pursuant to those Convertible Notes in Schedule One.

WHEREAS, in exchange for the cancellation of the Debt listed on Schedule One, Golden Matrix Group, Inc., will return ownership of the Company’s mining claims held in the Company’s name.

THEREFORE, it is hereby agreed by both the Company, and Direct, that the outstanding Notes, principal and interest totaling $1,533,534, and owed to Direct pursuant to the Convertible Notes listed in Schedule One and attached to this Agreement, by the Company, shall be cancelled, and no further obligations of the Company, under the Notes listed in Schedule One, are contemplated.

FURTHER, it is agreed by both the Company and Direct that Direct shall release all future claims to subsequent conversions of the Notes listed on Schedule One, the Company will have no further obligation to Direct under those Convertible Notes and Direct shall be forever barred from seeking further conversions or claiming obligations of the Company under the Convertible Notes.

The undersigned do hereby acknowledge receipt, review, understanding and agreement with this Cancellation and Release Agreement.

/s/Anthony Goodman                                 May 26, 2016
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Anthony Goodman, President                                                                                                             Date
Golden Matrix Group, Inc.

/s/Jon Fullenkamp                                         May 26, 2016
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Jon Fullenkamp, President                                                                                                                     Date
Direct Capital Group, Inc.